EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-78607 and No. 333-85222 on Form S-8 of our report dated November 21, 2006, appearing in this Annual Report on Form 10-K of Pocahontas Bancorp, Inc. for the year ended September 30, 2006.

Nashville, Tennessee

December 28, 2006